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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements and related Prospectuses of Corrections Corporation of America of our report dated February 7, 2003 (except with respect to the matters discussed in Notes 15 and 21, as to which the date is July 11, 2003) with respect to the 2002 and 2001 consolidated financial statements of Corrections Corporation of America and Subsidiaries included in this Current Report on Form 8-K:

Registration Statement (Form S-8 No. 333-70625) pertaining to the Corrections Corporation of America (formerly Prison Realty Trust) 1997 Employee Share Incentive Plan;

Registration Statement (Form S-4 No. 333-41778) pertaining to the merger of Corrections Corporation of America, Tennessee corporation, with and into CCA of Tennessee, Inc.;

Registration Statement (Form S-8 No. 333-69352) pertaining to the Corrections Corporation of America 2000 Stock Incentive Plan;

Registration Statement (Form S-8 No. 333-69358) pertaining to the Corrections Corporation of America 401(k) Savings and Retirement Plan; and

Registration Statement (Form S-3 No. 333-104240) pertaining to a universal shelf registration.

                                                    /s/ Ernst & Young LLP

Nashville, Tennessee
July 18, 2003

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